EXHIBIT 99



                            Contact: Barbara B. Lucas
                                     Senior Vice President - Public Affairs
                                     410/716-2980

                                     F. Robert Hunter
                                     Vice President - Investor Relations
                                     410/716-3979



FOR IMMEDIATE RELEASE:    Tuesday,  September 22, 1998

SUBJECT:     Black & Decker Closes on Sale of Emhart Glass


TOWSON, MD - The Black & Decker Corporation (NYSE:BDK) announced today that it has closed on the sale of its glass container-making and inspection equipment business, Emhart Glass, to Bucher Holding A.G. of Switzerland. Net proceeds from the transaction will be approximately $158 million.

         Black & Decker is a leading global marketer and manufacturer of power tools, hardware, and building products used in and around the home and for commercial applications.
                                      * * *